EXHIBIT 4

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of This 20th day of October, 2008, by and between THE NAVELLIER AGGRESSIVE MICRO CAP PORTFOLIO (the “Portfolio”) OF THE NAVELLIER PERFORMANCE FUNDS (the “Performance Funds”), a Delaware business trust with its principal place of business at One East Liberty Street, Third Floor, Reno, Nevada 89501, and THE NAVELLIER FUNDAMENTAL ‘A’ PORTFOLIO (the “Acquiring Fund”) of THE NAVELLIER PERFORMANCE FUNDS (the “Performance Funds”), a Delaware business trust with its principal place of business at One East Liberty Street, Third Floor, Reno, Nevada 89501.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), with respect to the proposed reorganization of the NAVELLIER AGGRESSIVE MICRO CAP PORTFOLIO (the “Portfolio”), which portfolio is a series of the Performance Funds, pursuant to which the Portfolio will be merged into and become part of THE NAVELLIER FUNDAMENTAL ‘A’ PORTFOLIO (the “Acquiring Fund”) of the Performance Funds (the “Reorganization”). Specifically, this Agreement is intended to be and is adopted for the purpose of providing for the Reorganization of the Portfolio into the Acquiring Fund. The Reorganization will consist of the transfer of all of the assets of the Portfolio to the Acquiring Fund in exchange solely for (i) shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) and (ii) the assumption by the Acquiring Fund of all valid liabilities of the Portfolio and the distribution of the Acquiring Fund Shares to the Shareholders of the Portfolio in complete liquidation of the Portfolio, as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Performance Funds is an open-end, registered investment company of the management type and the Portfolio owns securities which are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Shareholders of the Portfolio have determined, with respect to such Reorganization, that the exchange of all of the assets of the Portfolio for Acquiring Fund shares and the assumption of all valid liabilities of the Portfolio by the Acquiring Fund is in the best interests of the Portfolio and its Shareholders and that the interests of the existing Shareholders of the Portfolio would not be diluted as a result of this transaction; and

WHEREAS, the purpose of the Reorganization is to combine the assets of the Acquiring Fund with those of the Portfolio in an attempt to achieve greater operating economies and to retain Navellier & Associates, Inc. as the investment advisor to manage the assets of both the Portfolio and the Acquiring Fund;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree, with respect to the Reorganization, as follows:

1.	THE TRANSFER OF ASSETS OF THE PORTFOLIO TO THE ACQUIRING FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL VALID LIABILITIES OF THE PORTFOLIO, AND THE LIQUIDATION OF THE PORTFOLIO

1.1 For the Reorganization, the closing shall take place as provided for in paragraph 3.1 (“Closing”) and the provisions of paragraphs 1 through 8 of this Agreement shall apply. At the Closing, the Portfolio agrees to transfer all of its assets, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (1) to deliver to the Portfolio the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value of the Portfolio’s net assets computed in the manner and as of the time and date set forth in paragraph 2.1 by the net asset value of one Acquiring Fund Share computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all valid liabilities of the Portfolio, as set forth in paragraph 1.3.

1.2 The assets of the Portfolio to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, interests, and dividends or interest receivable which are owned by the Portfolio and any deferred or prepaid expenses shown as assets on the books of the Portfolio on the closing date provided in paragraph 3.1 (the “Closing Date”).

1.3 The Portfolio will endeavor to discharge all of its known valid liabilities and obligations prior to the Closing Date. The Acquiring Fund shall assume all valid liabilities, expenses, costs, charges and reserves reflected on an unaudited statement of assets and liabilities of the Portfolio prepared by the administrator of the Acquiring Fund and the Portfolio, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period.

1.4 Immediately after the transfer of assets provided for in paragraph 1.1, the Portfolio will distribute pro rata to its Shareholders of record, determined as of immediately after the close of business on the Closing Date (the “Portfolio Shareholders”), the Acquiring Fund Shares received by the Portfolio pursuant to paragraph 1.1 and will completely liquidate. Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Portfolio on the books of the Acquiring Fund to the share records of the Acquiring Fund in the names of the Portfolio Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such Shareholders. All issued and outstanding shares of the Portfolio will simultaneously be canceled on the books of the Portfolio. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.

2.	VALUATION

2.1 The value of the Portfolio’s assets to be acquired by the Acquiring Fund hereunder shall be the net asset value of such assets computed as of immediately after the close of business of the New York Stock Exchange on the Closing Date (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures for computing net asset value set forth in the Portfolio’s then-current prospectus or statement of additional information.

2.2 The net asset value of an Acquiring Fund Share shall be the net asset value per share computed as of immediately after the close of business of the New York Stock Exchange on the Valuation Date, using the valuation procedures for computing net asset value set forth in the Performance Funds’ then-current prospectus or statement of additional information.

2.3 The number of the Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Portfolio’s assets shall be determined by dividing the value of the net assets of the Portfolio determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value of an Acquiring Fund Share determined in accordance with paragraph 2.2.

2.4 All computations of value for the Performance Funds, the Portfolio and the Acquiring Fund shall be made by J.P. Morgan, the transfer agent.

3.	CLOSING AND CLOSING DATE

3.1 The Closing for the Reorganization shall be October 20, 2008 or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., New York Time. The Closing shall be held at the offices of the Performance Funds, One East Liberty Street, Third Floor, Reno, Nevada 89501, or at such other time and/or place as the parties may agree.

3.2 J.P. Morgan, Cincinnati, Ohio, as custodian for the Portfolio (the “Custodian”), shall deliver at the Closing a certificate of an authorized officer stating that: (i) the Portfolio’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date; and (ii) all necessary taxes, including all applicable Federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of the Portfolio’s portfolio securities.

3.3 J.P. Morgan (the “Transfer Agent”), on behalf of the Acquiring Fund and the Portfolio, shall deliver at the Closing a certificate of an authorized officer stating that their records contain the names and addresses of the Portfolio Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Portfolio or provide evidence satisfactory to the Portfolio that such Acquiring Fund Shares have been credited to the Portfolio’s account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

4.	REPRESENTATIONS AND WARRANTIES

4.1 The Portfolio represents and warrants to the Performance Funds and the Acquiring Fund as follows:

(a) The Portfolio is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(b) The Portfolio is a registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the “Commission”), as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the registration of its shares, under the Securities Act of 1933, as amended (the “1933 Act”) are in full force and effect;

(c) The Portfolio is not in, and the execution, delivery and performance of this Agreement will not result in, a material violation of the Performance Funds’ Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Portfolio is a party or by which the Portfolio is bound;

(d) The Portfolio has no material contracts or other commitments (other than this Agreement) which will be terminated with liability to the Portfolio prior to the Closing Date;

(e) Except as otherwise disclosed in writing to and accepted by the Performance Funds or the Acquiring Fund, no material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to their knowledge threatened against the Portfolio or any of its properties or assets which, if adversely determined, would materially and adversely affect the Portfolio’s financial condition or the conduct of the Portfolio’s business. The Portfolio knows of no facts which might form the basis for the institution of such proceedings and the Portfolio is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the business or the ability the Portfolio to consummate the transactions herein contemplated;

(f) The Statement of Assets and Liabilities of the Portfolio at December 31, 2007 has been audited by Tait, Weller & Baker LLP, independent registered public accounting firm, and is in accordance with generally accepted accounting principles consistently applied, and such statement (a copy of which has been furnished to the Performance Funds) fairly reflects the financial condition of the Portfolio as of such date, and there are no known contingent liabilities of the Portfolio as of such date not disclosed therein;

(g) Since December 31, 2007, there has not been any material adverse change in the Portfolio’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Portfolio of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Performance Funds. For the purposes of this subparagraph (g), a decline in net asset value per share of the Portfolio, the discharge of Portfolio liabilities, or the redemption of Portfolio shares by Portfolio Shareholders shall not constitute a material adverse change;

(h) At the Closing Date, all material Federal and other tax returns and reports of the Portfolio required by law to have been filed by such date or due after request for extension, if any, shall have been filed and are or will be correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best knowledge of the Portfolio, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(i) For each taxable year of its operation, the Portfolio has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such;

(j) All issued and outstanding shares of the Portfolio are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Portfolio. All of the issued and outstanding shares of the Portfolio will, at the time of closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Portfolio as provided in paragraph 3.3. The Portfolio does not have outstanding any options, warrants or other rights to subscribe for or to purchase any of the Portfolio shares, nor is there outstanding any security convertible into any of the Portfolio shares;

(k) At the Closing Date, the Portfolio will have good and marketable title to the Portfolio’s assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to any restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund;

(l) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Portfolio’s Trustees and, subject to the approval of the Portfolio Shareholders, this Agreement will constitute a valid and binding obligation of the Portfolio, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(m) The information to be furnished by the Portfolio for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto; and

(n) The proxy statement of the Portfolio (the “Proxy Statement”) to be included in the Registration Statement referred to in paragraph 5.6 (other than information therein that relates to the Performance Funds and the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

4.2 The Performance Funds, on its own behalf and on behalf of the Acquiring Fund, represents and warrants to the Portfolio as follows:

(a) The Performance Funds is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) The Performance Funds is a registered investment company classified as a management company of the open-end type, and its registration with the Commission, as an investment company under the 1940 Act, and the registration of its shares, under the 1933 Act, are in full force and effect;

(c) The current prospectus and statement of additional information of the Performance Funds conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(d) At the Closing Date, the Acquiring Fund will have good and marketable title to the Acquiring Fund’s assets;

(e) Neither the Performance Funds nor the Acquiring Fund is in, and the execution, delivery and performance of this Agreement will not result in, a material violation of the Performance Funds’ Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Performance Funds or the Acquiring Fund is a party or by which the Performance Funds or the Acquiring Fund are bound;

(f) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Performance Funds or the Acquiring Fund or any of their properties or assets, except as previously disclosed in writing to the Portfolio. Neither the Performance Funds nor the Acquiring Fund knows of any facts which might form the basis for the institution of such proceedings and neither the Performance Funds nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the business or the ability of the Performance Funds or the Acquiring Fund to consummate the transactions contemplated herein;

(g) The Statement of Assets and Liabilities of the Acquiring Fund at December 31, 2007, audited by Tait, Weller & Baker LLP, independent registered public accounting firm, and a copy of which has been furnished to the Portfolio, fairly and accurately reflects the financial condition of the Acquiring Fund as of such date in accordance with generally accepted accounting principles consistently applied;

(h) Since December 31, 2007, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (h), a decline in net asset value per share of the Acquiring Fund shares, the discharge of Acquiring Fund liabilities or the redemption of Acquiring Fund shares by Acquiring Fund Shareholders, shall not constitute a material adverse change;

(i) At the Closing Date all material Federal and other tax returns and reports of the Performance Funds and the Acquiring Fund required by law to have been filed by such date or due after request for extension, if any, shall have been filed and are or will be correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and, to the best knowledge of the Performance Funds and the Acquiring Fund, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) For each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such;

(k) All issued and outstanding Acquiring Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or to purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

(l) The execution, delivery and performance of this Agreement will have been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Performance Funds and this Agreement will constitute a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights, and to general equity principles;

(m) The Acquiring Fund Shares to be issued and delivered (transferred on the Acquiring Fund’s books) to the Portfolio for the account of the Portfolio Shareholders, pursuant to the terms of this Agreement, will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable by the Acquiring Fund;

(n) The information to be furnished by the Acquiring Fund for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto;

(o) The Proxy Statement to be included in the Registration Statement (only insofar as it relates to the Performance Funds and the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which such statements were made, not materially misleading; and

(p) The Performance Funds and the Acquiring Fund each agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue their operations after the Closing Date.

5.	COVENANTS OF THE ACQUIRING FUND AND THE PORTFOLIO

The following covenants of the Acquiring Fund and the Portfolio, as applicable, are made, respectively, by the Performance Funds and the Portfolio:

5.1 The Acquiring Fund and the Portfolio each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other distribution that may be advisable.

5.2 The Portfolio will call a meeting of the Portfolio Shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

5.3 The Portfolio covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Reorganization Agreement.

5.4 The Portfolio will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the shares of the Portfolio.

5.5 Subject to the provisions of this Agreement, the Acquiring Fund and the Portfolio will each take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6 The Portfolio will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus (the “Prospectus”) which will include the Proxy Statement referred to in paragraph 4.1(n), all to be included in a Registration Statement on Form N-14 of the Performance Funds (the “Registration Statement”), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act, in connection with the meeting of the Portfolio Shareholders to consider approval of this Agreement and the transactions contemplated herein (the “Meeting”).

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PORTFOLIO

The obligations of the Portfolio to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Performance Funds and the Acquiring Fund of all the obligations to be performed by the Performance Funds and the Acquiring Fund hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1 All representations and warranties of the Performance Funds and the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date; and

6.2 The Performance Funds shall have delivered to the Portfolio, on the Closing Date, a certificate executed in the Performance Funds’ name by the Performance Funds’ President and Treasurer, in a form reasonably satisfactory to the Portfolio and dated as of the Closing Date, to the effect that the representations and warranties of the Performance Funds and the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as these representations and warranties may be affected by the transactions contemplated by this Agreement and as to such other matters as the Performance Funds shall reasonably request.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PERFORMANCE FUNDS AND THE ACQUIRING FUND

The obligations of the Performance Funds and the Acquiring Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by the Portfolio of all of the obligations to be performed by the Portfolio hereunder on or before the Closing Date and, in addition thereto, to the following conditions:

7.1 All representations and warranties of the Portfolio contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as these representations and warranties may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2 The Portfolio shall have delivered to the Performance Funds a statement of the Portfolio’s assets and liabilities, as of the Closing Date, certified by the Treasurer of the Series Fund; and

7.3 The Portfolio shall have delivered to the Performance Funds, on the Closing Date, a certificate executed in the Portfolio’s name by the Portfolio’s President and Treasurer, in form and substance satisfactory to the Performance Funds and dated as of the Closing Date, to the effect that the representations and warranties of the Portfolio, with respect to the Portfolio made in this Agreement are true are correct at and as of the Closing Date, except as these representations and warranties may be affected by the transactions contemplated by this Agreement and as to such other matters as the Performance Funds shall reasonably request.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE PORTFOLIO

If any of the conditions set forth below do not exist on or before the Closing Date, with respect to the Portfolio or the Acquiring Fund, then the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of the Portfolio in accordance with the provisions of the Performance Funds’ Declaration of Trust and By-Laws and copies of the resolutions evidencing such approval shall have been delivered to the Performance Funds. Notwithstanding anything herein to the contrary, neither the Performance Funds or the Acquiring Fund or the Portfolio may waive the conditions set forth in this paragraph 8.1;

8.2 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Performance Funds or the Portfolio to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Performance Funds or the Acquiring Fund or the Portfolio, provided that either party hereto may, for itself, waive any of such conditions;

8.3 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued; and

8.4 The parties shall have received the legal opinion of Samuel Kornhauser, attorney at law, addressed to the Performance Funds and the Portfolio, substantially to the effect that the transactions contemplated by this Agreement shall constitute a tax-free reorganization for Federal income tax purposes.

9.	BROKERAGE FEES AND EXPENSES

9.1 The Performance Funds and the Portfolio each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

9.2 Navellier & Associates, Inc. will bear the aggregate expenses and costs of its solicitation of this Proxy Solicitation regarding the Reorganization.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1 The Performance Funds and the Portfolio agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2 The representations, warranties and covenants contained in this Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

11.	TERMINATION

This Agreement and the transactions contemplated hereby may be terminated and abandoned by either party by resolution of the party’s Board of Trustees and resolution passed by the requisite number of Shareholders of that party at any time prior to the Closing Date if circumstances should develop that make proceeding with the Agreement inadvisable.

12.	WAIVER

The Performance Funds and the Portfolio, by mutual consent of their respective Board of Trustees, may waive any condition to their respective obligations hereunder, except as provided herein.

13.  AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Performance Funds and the Portfolio; provided, however, that following the meeting of the Portfolio Shareholders called by the Portfolio pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Portfolio Shareholders under this Agreement to the detriment of such Shareholders without their further approval.

14. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Performance Funds at One East Liberty Street, Third Floor, Reno, Nevada 89501 or to the Portfolio at One East Liberty Street, Third Floor, Reno, Nevada 89501.

15.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

15.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.5 It is expressly agreed that the obligations of the Portfolio hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Performance Funds personally, but shall bind only the corporate property of the Performance Funds and the Portfolio, as provided in the Declaration of Trust of the Performance Funds. The execution and delivery by such officers of the Performance Funds shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Performance Funds and the Portfolio as provided in the Declaration of Trust of the Performance Funds.

15.6 It is expressly agreed that the obligations of the Performance Funds and the Acquiring Fund hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Performance Funds personally, but shall bind only the trust property of the Performance Funds and the Acquiring Fund, as provided in the Performance Funds’ Declaration of Trust. The execution and delivery by such officers of the Performance Funds shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Performance Funds and the Acquiring Fund, as provided in the Performance Funds’ Declaration of Trust.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President and attested by its Secretary.

Attest:	THE NAVELLIER PERFORMANCE FUNDS

By: /s/ Arjen Kuyper Secretary	By: /s/ Louis Navellier President

Attest:	THE NAVELLIER FUNDAMENTAL ‘A’ PORTFOLIO

BY: /s/ Arjen Kuyper Secretary	By: /s/ Louis Navellier

Attest:	THE NAVELLIER AGGRESSIVE MICRO CAP PORTFOLIO

BY: /s/ Samuel Kornhauser	By: /s/ Louis Navellier